Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

       Monthly Period ended           5/31/2006
       Distribution Date              6/15/2006
       All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          ======================================================================
                                                              Total     Allocated to        Allocated to Investor Interest
1    Sources of funds                                                    Transferor       Total     Series 05-A    Series 05-B
                                                          ----------------------------------------------------------------------
     Principal Collections                                  1,122,840      478,428       644,413       322,122        322,291
     Finance Charge Collections                                88,811       37,841        50,970        25,478         25,492
                                                          ----------------------------------------------------------------------
       Total Funds Received                                 1,211,651      516,269       695,383       347,600        347,783
                                                          ======================================================================

                                                          ==========================================
2    Application of Principal Collections                      Total      Series 05-A    Series 05-B
     Investor Percentage of Principal Collections             644,413       322,122       322,291
     deduct:
     Utilised Retained Principal Collections
              allocable to Class C                                  0             0             0
              allocable to Class B                                  0             0             0
     Transferred to Series Collections Ledger                       0             0             0
     Shared Principal Collections                                   0             0             0

                                                          ------------------------------------------
     Cash Available for Acquisition                           644,413       322,122       322,291
                                                          ==========================================

                                                          =========================================
3    Application of Finance Charge Collections                 Total    Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections         50,970      25,478       25,492
     deduct:
     Trustee payment amount                                        --          --           --
     Loan Note Issuer Costs                                        25          12           12
     Monthly Distribution Amounts                              11,786       5,875        5,912
     Servicing fee payable to RBS                               1,807         903          904
     Cash Management fee payable to RBS                             1        0.50         0.50
     Investor Default Amount                                   19,165       9,580        9,585
     Expenses loan principal and interest                          --          --           --

     Available Spread                                          18,186       9,107        9,078
                                                          =========================================

4    Payments in respect of the Securities                =========================================
     Series 05-A                                             Class A      Class B      Class C
                                                            USD 000s      USD 000s     USD 000s
     Balance at 15 May 2006                                 2,175,000     175,000      150,000
     Principal repayments on 15 June 2006                          --          --           --
                                                          -----------------------------------------
     Balance carried forward on 15 June 2006                2,175,000     175,000      150,000
                                                          -----------------------------------------

     Interest due on 15 June 2006                               9,553         793          698
     Interest paid                                             (9,553)       (793)        (698)
                                                          -----------------------------------------
     Interest unpaid                                               --          --           --
                                                          =========================================

                                                          ==========================================================================
     Series 05-B                                          Class A-1      Class A-2    Class A-3   Class B-3   Class C-1   Class C-3
                                                          USD 000s       EUR 000s     GBP 000s    GBP 000s    USD 000s    GBP 000s
     Balance at 15 May 2006                                   435,000     450,000      700,000     101,000      42,000      63,000
     Principal repayments on 15 June 2006                          --          --           --          --          --          --
                                                          --------------------------------------------------------------------------
     Balance carried forward on 15 June 2006                  435,000     450,000      700,000     101,000      42,000      63,000
                                                          --------------------------------------------------------------------------

     Interest due on 15 June 2006                               5,514       1,061        8,244       1,233         570         801
     Interest paid                                             (5,514)     (1,061)      (8,244)     (1,233)       (570)       (801)
                                                          --------------------------------------------------------------------------
     Interest unpaid                                               --          --           --          --          --          --
                                                          ==========================================================================


5    Transaction Accounts and Ledgers
                                                     ============================================
                                                             Total     Series 05-A   Series 05-B
     Reserve Account
     Required Reserve Amount                                      --         --          --
                                                     --------------------------------------------
     Balance at 15 May 2006                                       --         --          --
     Transfer in/out this period                                  --         --          --
     Interest earned                                              --         --          --
                                                     --------------------------------------------
     Balance carried forward on 15 June 2006                      --         --          --
                                                     ============================================

     Spread Account
     Required Spread Account Amount                               --         --          --
                                                     --------------------------------------------
     Balance at 15 May 2006                                       --         --          --
     Transfer in/out this period                                  --         --          --
     Interest earned                                              --         --          --
                                                     --------------------------------------------
     Balance carried forward on 15 June 2006                      --         --          --
                                                     ============================================

     Principal Funding Account
     Balance at 15 May 2006                                       --         --          --
     Transfer in/out this period                                  --         --          --
     Interest earned                                              --         --          --
                                                     --------------------------------------------
     Balance carried forward on 15 June 2006                      --         --          --
                                                     ============================================

                                                          ==========================================================================
6    Subordination Percentages                                            Series 05-A                          Series 05-B
                                                                 Original             Current           Original          Current
                                                           (pound)000   %    (pound)000    %    (pound)000     %   (pound)000     %
     Class A Investor Interest                              1,257,225    87%  1,257,225    87%  1,257,568      87%  1,257,568    87%
     Class B Investor Interest                                101,156     7%    101,156     7%    101,000       7%    101,000     7%
     Class C Investor Interest                                 86,705     6%     86,705     6%     87,277       6%     87,277     6%
                                                          --------------------------------------------------------------------------
     Total Investor Interest                                1,445,087   100%  1,445,087   100%  1,445,845     100%  1,445,845   100%
                                                          ==========================================================================

7    Assets of the Trust
                                                               ----------------
                                                               (pound)000
                                                               ----------------
     Total receivables 31-May-06                               (pound)4,992,642
                                                               ----------------

     Aggregate amount of receivables that, as at
     31 May 2006 were delinquent by:                30-59 days           64,467
                                                    60-89 days           52,929
                                                   90-179 days          124,020
                                              180 or more days          173,235
                                                               ----------------

8    Material Changes

     New Issuance during period                               NONE

     Material modifications to pool asset terms               NONE

     Material modifications to origination policies           NONE

     Material breaches of pool asset representations,
     warranties or covenants                                  NONE

9    Trigger Information

     Series Pay Out Events                                    NONE

     Trust Pay Out Events                                     NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                        NONE

     Changes in Securities                                    NONE

     Submission of Matters to a Vote of Security Holders      NONE

     Other Information                                        NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of June, 2006


     -----------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business